Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barbara L. Blackford, Thomas M. Dougherty and William H. Seippel his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and sign the following and to file the same, with exhibits thereto, and other documents in connection therewith: (i) the registration statement on Form S-3 relating to the resale of common stock and new notes of AirGate PCS, Inc. (the "Company") by certain selling security holders of such restricted securities and other related matters covered thereby, and (ii) any amendments or post-effective amendments to such registration statement, and any and all amendments to any of the foregoing, and documents in connection therewith, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.



      Signature                          Title                      Date
     -----------                        -------                    ------

                                President, Chief Executive    February 12, 2004
/s/ THOMAS M. DOUGHERTY            Officer and Director
------------------------       (principal executive officer)
  Thomas M. Dougherty



------------------------          Chairman and Director      February 12, 2004
   Robert A. Ferchat


                                   Vice President and        February 12, 2004
/s/ William H. Seippel           Chief Financial Officer
------------------------         (principal financial and
   William H. Seippel               accounting officer



/s/ Stephen R. Stetz                   Director              February 12, 2004
-------------------------
    Stephen R. Stetz